SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 7, 2002


                                   ENZON, INC.
             (Exact name of registrant as specified in its charter)





       Delaware                         0-12957                 22-237286
(State or other jurisdiction         (Commission              (IRS Employer
  of incorporation)                   File Number)             Identification)



                20 Kingsbridge Road, Piscataway, New Jersey 08854
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (732) 980-4500



                                      N/A
          (Former name or former address, if changed since last report)


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Item 5.  Other Events

     On January 7, 2002 the Registrant, together with Inhale Therapeutic Systems, Inc. ("Inhale"), announced the formation of a broad strategic alliance that will serve to enhance each company's business model. As more fully described below, the most significant terms of the alliance are:

     o The Registrant and Inhale will collaborate to develop three products to be specified over time based on the Inhale Inhance(TM) pulmonary delivery platform and SEDS(TM) supercritical fluids platform. The collaboration will have a particular focus on the development of products in the oncology field as the Registrant has a first option to designate a product in this field until the three products have been specified or the agreement otherwise terminates. The Registrant will be responsible for the commercialization and clinical development while Inhale will be responsible for the product development and manufacturing of the products.

     o Inhale will be solely responsible for licensing the Registrant's PEG patents, which includes over 40 U.S. patents, to third parties. Inhale will also have the option to license the Registrant's PEG patents for use in Inhale's proprietary products. The Registrant will receive a royalty or a share of profits on final product sales of any products that are subject to a license under the Registrant's PEG patents, including its branched PEG patents. The Registrant retains the right to use its PEG technology for its own proprietary products and those it may develop with co-commercialization partners.

     o The Registrant will have the option to license Inhale's PEGylation patents for the Registrant's proprietary products and Inhale will receive royalties on sales of any such products.

     o     The  Registrant   and  Inhale  will  explore  the   development  of
     non-invasive delivery of single-chain antibody (SCA(R)) products via the pulmonary route. Inhale will become the exclusive pulmonary technology provider for the Registrant's single-chain antibody technology using
     Inhale's proprietary Inhance pulmonary drug delivery technology for at least three years assuming success in the initial proof of concept program.

     o      The  Registrant   purchased  $40  million  of  newly  issued  Inhale
     convertible preferred stock.

     o     The  Registrant  and Inhale have agreed to  settlement of the patent
     infringement   litigation  filed  by  the  Registrant   against   Inhales's
     Shearwater subsidiary.

     Product Development Agreements

     The Registrant and Inhale will jointly develop up to three products using Inhale's platform technologies: the Inhance(TM) pulmonary delivery platform and SEDS(TM) supercritical fluids platform. The two companies will collaborate to identify product candidates. Inhale will be responsible for formulation
development,   delivery  system  supply,  and  in  some  cases,  early  clinical development. The Registrant will have responsibility for most clinical development and for commercialization.

     The two companies have agreed to collaborate on realizing the significant therapeutic and competitive potential offered by single-chain antibody (SCA(R)) products when administered by the pulmonary route. The two companies will initially focus on exploring the utility of the Inhale pulmonary

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platform  for  single-chain  antibodies  and then move to  develop  single-chain products that will complement the current use of antibodies through the injectable route. Single-chain antibodies are genetically engineered proteins designed to expand on the therapeutic and diagnostic applications possible with monoclonal antibodies. The Registrant retains all rights to its SCA products while Inhale retains all rights to its own technology. Inhale will become the exclusive pulmonary technology provider for the Registrant's single-chain antibody technology using Inhale's Inhance pulmonary drug delivery technology for at least the next three years assuming a successful initial proof-of-concept program.

     Technology Licensing

     The Registrant will grant to Inhale the exclusive right to grant sub-licenses under the Registrant's PEG patents to third parties. The Registrant will receive a share of profits for certain products that currently incorporate the Registrant's branched PEG technology and royalties on sales of products that are subject to new sublicenses that Inhale grants to its partners under the Registrant's PEG patents. For Pegasys, Inhale anticipates that the Registrant will receive 0.5% or less of Roche's sales, which represents equal profit sharing with Inhale on this product. Inhale has confirmed that there are certain other products in Inhale's current product pipeline that use branched PEG technology. Inhale has advised the Registrant that, with respect to such products, it expects to receive a higher percentage of partner sales in the form of royalty and manufacturing revenues than it is entitled to receive with respect to Pegasys. For these products, Inhale will provide a profit-share to the Registrant, but the percentage is expected to be considerably less than for Pegasys, since Inhale anticipates receiving a higher percentage of its partner's sales. The Registrant retains the right to use all of its PEG technology for its own product portfolio, as well as for those products it develops in co-commercialization collaborations with third parties. It is the intent of the parties that Inhale will be responsible for marketing PEG services and the Registrant and Inhale PEG technology to third parties.

     The Registrant will have an option to license Inhale's PEGylation technology for use with its own portfolio products. Inhale will receive royalties on any sales of Registrant PEGylation products using Inhale technology. The Registrant will have the ability to request PEGylation supply and services from Inhale.

     Certain drug molecules will be excluded from both the product collaboration and PEG licensing agreements.

     Stock Purchase Agreement

     The Registrant purchased $40 million of Inhale non-voting convertible preferred stock. The conversion price of the preferred stock is $22.79 per share of common stock, which is based on a 25% premium to the average Inhale common stock closing bid price over the last 20 trading days. In the event Inhale's common stock price three years from the date of issuance of the preferred stock, or earlier in certain circumstances, is less than $22.79, the conversion price will be adjusted downward, although in no event will it be less than $18.23. Conversion of the preferred stock into common can occur anywhere from 1 to 4 years following the issuance of the preferred stock or earlier in certain circumstances. The Registrant has been granted certain registration rights for the common stock issuable upon conversion.

     Settlement Agreement

     In addition to establishing this alliance, the two companies have agreed to settle the patent infringement suit related to the Registrant's branched PEG technology filed in 1998 by the Registrant against Inhale's subsidiary Shearwater. Inhale will receive licensing access to the contested patents under the cross-license agreement described above. The Registrant will receive a $3 million payment from Inhale to cover expenses incurred in connection with defending the branched PEG patents that both companies will now commercially exploit.

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     Except for the historical information herein, the matters discussed in this
Form 8-K include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based upon a number of factors, which are described in the Registrant's Form 10-K, Form 10-Q's and Form 8-K's on file with the SEC, including without limitation, the outcome of clinical trials, regulatory review, manufacturing capabilities and marketing effectiveness.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   January 8, 2002

                                                      ENZON, INC.
                                           ----------------------------------
                                                     (Registrant)


                                      By:  /s/ Kenneth J. Zuerblis
                                          ------------------------------------
                                           Kenneth J. Zuerblis
                                           Vice President,
                                           Finance and Chief Financial Officer


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